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                                                                  Exhibit (e)(2)
                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 1


                                                          ______________, 2002


Liberty Funds Distributor, Inc.
One Financial Center
Boston, MA  02111

Dear Sirs:

     This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that Appendix 1 to the Distribution Agreement between the Trust and Liberty Funds Distributor, Inc. ("LFDI") dated as of July 1, 2002 (the "Agreement") is herewith amended to provide that LFDI shall be the distributor for the Trust's New Jersey Municipal Money Market Fund, Florida Municipal Money Market Fund and Institutional Prime Money Market Fund on the terms and conditions contained in the Agreement.

     If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                                              Very truly yours,

                                                              THE GALAXY FUND


                                                         By:
                                                              -----------------
                                                         Name: John T. O'Neill
                                                         Title: President


Accepted:

LIBERTY FUNDS DISTRIBUTOR, INC.


By:
      --------------------
Name:
Title: